  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 13, 1997
                                                    REGISTRATION NO. 333-12779
===============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                    ------
                               Amendment No. 1
                                Post-Effective
                                      to
                                   FORM S-1
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                                    ------
                            OLD GUARD GROUP, INC.
            (Exact name of registrant as specified in its charter)

           Pennsylvania                                6331                      23-2852984
---------------------------------          ----------------------------      ------------------
  (State or other jurisdiction             (Primary Standard Industrial      (I.R.S. Employer
of incorporation or organization)           Classification Code Number)      Identification No.)


                                    ------

              2929 Lititz Pike                                                     David E. Hosler
        Lancaster, Pennsylvania 17601                               Chairman, President and Chief Executive Officer
               (717) 569-5361                                                    Old Guard Group, Inc.
----------------------------------------------------                               2929 Lititz Pike
(Address, including zip code, and telephone  number,                         Lancaster, Pennsylvania 17601
     including area code, of registrant's                                           (717) 581-6700
        principal executive offices)                              ---------------------------------------------------------
                                                                  (Name, address, including zip code, and telephone number,
                                                                      including area code, of agent for service)

                                     ------
                                  Copies to:
       Jeffrey P. Waldron, Esquire                  John S. Chapman, Esquire
              Stevens & Lee                       Richard A. Hemmings, Esquire
    One Glenhardie Corporate Center                   Lord, Bissell & Brook
           1275 Drummers Lane                       115 South LaSalle Street
              P.O. Box 236                           Chicago, Illinois 60603
        Wayne, Pennsylvania 19087                        (312) 443-0700
             (610) 293-4961
                                       ------
   Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

   If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box. [X]

   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
                                    ------

                       CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------
                                                   Proposed maximum  Proposed maximum
Title of each class of securities    Amount to be   offering price  aggregate offering     Amount of
         to be registered             registered      per share          price(1)      registration fees
-----------------------------------------------------------------------------------------------------------
Common Stock                          4,396,660
  no par value per share ........     shares(2)         $10.00         $43,966,000        $15,160.90
-----------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(d) and based on the maximum of the appraisal valuation range of the Insurance Companies, as determined by an independent appraiser, plus (i) 10% of such amount to reflect a possible purchase by the registrant's employee stock ownership plan and (ii) $1,500,000 which is equal to the outstanding principal balance of a convertible surplus note to be converted into common stock.

(2) Represents maximum number of shares to be issued in the transactions contemplated by this Registration Statement.

   The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.
=============================================================================

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSE OF ISSUANCE AND DISTRIBUTION.

   The Company anticipates the following expenses:

SEC registration fee  ...............................              $   15,161
Printing, postage, and mailing*  ....................              $  500,000
Legal fees and expenses*  ...........................              $  450,000
Accounting fees and expenses*  ......................              $  250,000
Appraisal fee and expenses  .........................              $   75,000
Blue sky fees and expenses (including counsel fees)*               $   25,000
Transfer and conversion agent fees and expenses*  ...              $  100,000
Miscellaneous*  .....................................              $   84,839
                                                                   -----------
     Total  .........................................              $1,500,000
                                                                   ===========

------
*Estimated

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

   Pennsylvania law provides that a Pennsylvania corporation may indemnify directors, officers, employees, and agents of the corporation against liabilities they may incur in such capacities for any action taken or any failure to act, whether or not the corporation would have the power to indemnify the person under any provision of law, unless such action or failure to act is determined by a court to have constituted recklessness or willful misconduct. Pennsylvania law also permits the adoption of a Bylaw amendment, approved by shareholders, providing for the elimination of a director's liability for monetary damages for any action taken or any failure to taken any action unless (1) the director has breached or failed to perform the duties of his/her office; and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

   The Bylaws of the Company provide for (1) indemnification of directors, officers, employees, and agents of the Company and its subsidiaries; and (2) the elimination of a director's liability for monetary damages, each to the fullest extent permitted by Pennsylvania law.

   Directors and officers are also insured against certain liabilities for their actions as such by an insurance policy obtained by the Company.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

   Not applicable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

   (a) Exhibits:

2.1         Joint Plan of Conversion, dated as of May 31, 1996, as amended and restated July 19, 1996, of Old Guard
            Mutual Insurance Group, Old Guard Mutual Fire Insurance Company and Goschenhoppen- Home Mutual Insurance
            Company*

3.1         Articles of Incorporation of Old Guard Group, Inc.*

3.2         Bylaws of Old Guard Group, Inc.*

4.1         Form of certificate evidencing shares of Old Guard Group, Inc. (Incorporated herein by reference to Exhibit
            1 to the Registration Statement on Form 8-A (File No. 000-21611) of Old Guard Group, Inc.).

5.          Opinion of Stevens & Lee re: Legality*


10.1        Old Guard Group, Inc. -- Management Recognition Plan*

10.2        Old Guard Group, Inc. -- 1996 Stock Compensation Plan*

10.3        Old Guard Group, Inc. -- Employee Stock Ownership Plan*

10.4        Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old Guard
            Group, Inc. and David E. Hosler*

10.5        Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old Guard
            Group, Inc. and Mark J. Keyser*

10.6        Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old Guard
            Group, Inc. and Steven D. Dyer*

10.7        Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old Guard
            Group, Inc. and Scott A. Orndorff*

10.8        Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old Guard
            Group, Inc. and Donald W. Manley*

10.9        Proportional Reinsurance Agreement for the year 1996, dated January 1, 1996, between Old Guard Mutual Insurance
            Company, Old Guard Mutual Fire Insurance Company and Goschenhoppen -- Home Mutual Insurance Company.*

10.10       Surplus Note, as amended, issued by Old Guard Mutual Insurance Company to American Re-Insurance Company.*

10.11       Property and Casualty Quota Share Reinsurance Agreement, between Old Guard Mutual Insurance Company, Old
            Guard Fire Insurance Company, Goschenhoppen-Home Mutual Insurance Company, Neffsville Mutual Fire Insurance
            Company and American Re-Insurance Company.*


10.12       Form of Escrow Agreement between Old Guard Group, Inc., Hopper Soliday & Co., Inc.and Dauphin Deposit and
            Trust Company*

23.1        Consent of Coopers & Lybrand L.L.P.

23.3        Consent of Berwind Financial Group, L.P.

23.4        Consent of Stevens & Lee (contained in Exhibit 5)*

23.5        Consent of Stevens & Lee*

24          Power of Attorney (contained on signature page)*

27          Amended Financial Data Schedule*

99.1        Final Appraisal of Old Guard Mutual Insurance Company, Old Guard Mutual Fire Insurance Company and
            Goschenhoppen-Home Mutual Insurance Company by Berwind Financial Group, L.P.


99.2        Stock Order Form*

99.3        Question and Answer Brochures*

99.4        Letters to prospective purchasers*

99.5        Old Guard Mutual Insurance Company Policyholder Information Statement*

99.6        Old Guard Fire Mutual Insurance Company Policyholder Information Statement*

99.7        Goschenhoppen-Home Mutual Insurance Company Policyholder Information Statement*

99.8        Opinion of Berwind Financial Group, L.P.*

------
* Previously filed.

(b) Financial Statement Schedules:

Schedule I -- Summary of Investments -- Other than Investments in Related
Parties.

Schedule II -- Condensed Financial Information of Registrant (Not
Applicable).

Schedule IV -- Reinsurance.

Schedule VI -- Supplemental Information Concerning Property -- Casualty Insurance Operations.

                      REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Policyholders
Old Guard Mutual Insurance Company,
Old Guard Mutual Fire Insurance Company, and
Goschenhoppen-Home Mutual Insurance Company and Subsidiary:

Our report on the combined financial statements of Old Guard Mutual Insurance Company, Old Guard Mutual Fire Insurance Company, and Goschenhoppen-Home Mutual Insurance Company and Subsidiary (the Group) has been included in this Form S-1. In connection with our audits of such financial statements, we have also audited the related financial statement schedules I, IV and VI of this Form S-1. These supplementary financial statement schedules are the responsibility of the Group's management. Our responsibility is to express an opinion on these supplementary financial statement schedules based on our audit.

In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information required to be included therein.

/s/ Coopers & Lybrand L.L.P.

One South Market Square
Harrisburg, Pennsylvania
July 19, 1996

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                 OLD GUARD MUTUAL FIRE INSURANCE COMPANY, AND
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

SCHEDULE I -- SUMMARY OF INVESTMENTS -- OTHER THAN INVESTMENTS IN RELATED PARTIES AS OF DECEMBER 31, 1995

------------------------------------------------------------------------------------------
 COLUMN A                                              COLUMN B     COLUMN C     COLUMN D
------------------------------------------------------------------------------------------
                                                                     Market       Balance
Type of Investment                                       Cost        Value         Sheet
------------------------------------------------------------------------------------------
                                                                 (In thousands)
Fixed Maturities:
     Bonds:
          United States Government and Government
             Agencies and Authorities .............    $47,995      $48,273       $48,273
          States, Municipalities and Political
             Subdivisions .........................      1,553        1,566         1,566
          Convertibles and Bonds with Warrants
             Attached .............................      6,205        6,638         6,638
          All Other Corporate Bonds  ..............     21,277       22,051        22,051
     Redeemable Preferred Stock  ..................      6,920        7,036         7,036
                                                      ----------   ----------    ----------
               Total Fixed Maturities  ............    $83,950      $85,564       $85,564
                                                      ----------   ----------    ----------
Equity Securities:
     Common Stocks:
          Public Utilities  .......................          0            0             0
          Banks, Trust and Insurance Companies  ...        475          720           720
          Industrial, Miscellaneous and All Other        2,564        3,628         3,628
          Non-redeemable Preferred Stock  .........      2,072        2,195         2,195
                                                      ----------   ----------    ----------
               Total Equity Securities  ...........      5,111        6,543         6,543
                                                      ----------   ----------    ----------
Other Long-Term Investments  ......................        242          228           228
                                                      ----------   ----------    ----------
               Total Investments  .................    $89,303      $92,335       $92,335
                                                      ==========   ==========    ==========

                     OLD GUARD MUTUAL INSURANCE COMPANY,
                 OLD GUARD MUTUAL FIRE INSURANCE COMPANY, AND
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

                          SCHEDULE IV -- REINSURANCE
                             FOR THE YEARS ENDED
                       DECEMBER 31, 1995, 1994 AND 1993

 COLUMN A              COLUMN B     COLUMN C       COLUMN D     COLUMN E       COLUMN F
 ------------------   ----------   -----------    -----------   ----------   ------------
                                                   Assumed                    Percentage
                                    Ceded to         from                     of Amount
                        Gross         Other         Other          Net         Assumed
                        Amount      Companies     Companies      Amount         to Net
                      ----------   -----------    -----------   ----------   ------------
                                            (Dollars in thousands)
FOR THE YEAR ENDED
  DECEMBER 31, 1995    $76,054       $11,600        $2,209       $66,663         3.3%
FOR THE YEAR ENDED
  DECEMBER 31. 1994     75,694        13,063           833        63,465         1.3%
FOR THE YEAR ENDED
  DECEMBER 31, 1993     73,194        13,442         1,234        60,986         2.0%

                      OLD GUARD MUTUAL INSURANCECOMPANY,
                 OLD GUARD MUTUAL FIRE INSURANCE COMPANY, AND
                 GOSCHENHOPPEN-HOME MUTUAL INSURANCE COMPANY
                                AND SUBSIDIARY

                   SCHEDULE VI -- SUPPLEMENTAL INFORMATION
            CONCERNING PROPERTY AND CASUALTY INSURANCE OPERATIONS
                        AS OF AND FOR THE YEARS ENDED
                       DECEMBER 31, 1995, 1994 AND 1993

 COLUMN A               COLUMN B       COLUMN C       COLUMN D      COLUMN E
 ------------------     ----------    ----------     ----------     ----------
                                       RESERVE
                        DEFERRED         FOR          DISCOUNT
                         POLICY         LOSSES         IF ANY
AFFILIATION             ACQUISI-         AND          DEDUCTED
    WITH                  TION         LOSS ADJ          IN         UNEARNED
 REGISTRANT               COSTS        EXPENSES       COLUMN C      PREMIUMS
 ------------------     ----------    ----------     ----------     ----------
                                           (In thousands)
CONSOLIDATED
   PROPERTY AND
   CASUALTY
   ENTITIES
DECEMBER 31, 1995        $7,181        $52,091           $0          $33,329
DECEMBER 31, 1994         7,103         51,309            0           32,647
DECEMBER 31, 1993         6,459         59,057            0           32,065

                    (RESTUBBED TABLE CONTINUED FROM ABOVE)

 COLUMN A              COLUMN F     COLUMN G           COLUMN H           COLUMN I     COLUMN J     COLUMN K
 ------------------   ----------   ----------   ----------------------   ----------   ----------    ----------
                                                                                                      PAID
                                                                                        LOSSES
                                      NET           LOSSES AND LAE                     AND LOSS
AFFILIATION              NET        INVEST-            INCURRED                        ADJUST-         NET
    WITH                EARNED        MENT       CURRENT      PRIOR        AMORT         MENT        WRITTEN
 REGISTRANT            PREMIUMS      INCOME        YEAR        YEAR       OF DPAC      EXPENSES     PREMIUMS
 ------------------   ----------   ----------    ---------   ---------   ----------   ----------    ----------

CONSOLIDATED
   PROPERTY AND
   CASUALTY
   ENTITIES
DECEMBER 31, 1995      $66,663       $4,458      $48,067     $ 2,442      $17,611      $47,228       $67,115
DECEMBER 31, 1994       63,465        3,932       51,959      (5,519)      17,036       50,511        65,649
DECEMBER 31, 1993       60,986        3,928       44,950      (2,796)      15,358       39,938        63,355

ITEM 17. UNDERTAKINGS.

   (a) Rule 415 Offering: The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement: (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
   (ii) to reflect in the prospectus any fact or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

   (b) Rule 430A: The undersigned registrant hereby undertakes:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
   (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

   (c) Request for acceleration of effective date: Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the bylaws of the registrant, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES


   Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lancaster, Commonwealth of Pennsylvania, on February 12, 1997.


                                          OLD GUARD GROUP, INC.


                                          By: /s/ David E. Hosler
                                              -------------------------------
                                              David E. Hosler,
                                              Chairman, President and Chief
                                              Executive Officer

   Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



            Signature                           Capacity                        Date
 -------------------------------   ----------------------------------   --------------------
       /s/ David E. Hosler        President, Chief Executive              February 12, 1997
  ------------------------------  Officer and Director
         David E. Hosler          (Principal Executive Officer)


       /s/ James W. Appel*        Director                                February 12, 1997
--------------------------------
         James W. Appel


       /s/ John E. Barry*         Director                                February 12, 1997
--------------------------------
          John E. Barry


  /s/ Luther R. Campbell, Jr.*    Director                                February 12, 1997
--------------------------------
     Luther R. Campbell, Jr.


      /s/ M. Scott Clemens*       Director                                February 12, 1997
--------------------------------
        M. Scott Clemens


                                  Director                                February 12, 1997
--------------------------------
     Richard B. Neiley, Jr.


                                  Director                                February 12, 1997
--------------------------------
        G. Arthur Weaver


     /s/ Robert L. Wechter*       Director                                February 12, 1997
--------------------------------
        Robert L. Wechter


       /s/ Mark J. Keyser         Chief Financial Officer and Treasurer   February 12, 1997
--------------------------------  (Principal Financial and Accounting
         Mark J. Keyser           Officer)


*By      /s/ David E. Hosler
    ----------------------------
            David E. Hosler
            Attorney-in-fact

                                EXHIBIT INDEX

   Number                                                  Title
 ----------   ------------------------------------------------------------------------------------------------

    2.1      Joint Plan of Conversion, dated as of May 31, 1996, as amended and restated July 19, 1996, of Old
             Guard Mutual Insurance Group, Old Guard Mutual Fire Insurance Company and Goschenhoppen-Home Mutual
             Insurance Company*
    3.1      Articles of Incorporation of Old Guard Group, Inc.*
    3.2      Bylaws of Old Guard Group, Inc.*
    4.1      Form of certificate evidencing shares of Old Guard Group, Inc. (Incorporated herein by reference to
             Exhibit 1 to the Registration Statement on Form 8-A (File No. 000-21611) of Old Guard Group, Inc.).
    5.       Opinion of Stevens & Lee re: Legality*
   10.1      Old Guard Group, Inc. - Management Recognition Plan*
   10.2      Old Guard Group, Inc. - 1996 Stock Compensation Plan*
   10.3      Old Guard Group, Inc. - Employee Stock Ownership Plan*
   10.4      Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old
             Guard Group, Inc. and David E. Hosler*
   10.5      Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old
             Guard Group, Inc. and Mark J. Keyser*
   10.6      Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old
             Guard Group, Inc. and Steven D. Dyer*
   10.7      Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old
             Guard Group, Inc. and Scott A. Orndorff*
   10.8      Employment Agreement, dated as of June 1, 1996, between Commonwealth Insurance Managers, Inc., Old
             Guard Group, Inc. and Donald W. Manley*
   10.9      Proportional Reinsurance Agreement for the year 1996, dated January 1, 1996, between Old Guard Mutual
             Insurance Company, Old Guard Mutual Fire Insurance Company and Goschenhoppen - Home Mutual Insurance
             Company.*
   10.10     Surplus Note, as amended, issued by Old Guard Mutual Insurance Company to American Re-Insurance Company.*
   10.11     Property and Casualty Quota Share Reinsurance Agreement, between Old Guard Mutual Insurance Company,
             Old Guard Fire Insurance Company, Goschenhoppen-Home Mutual Insurance Company, Neffsville Mutual Fire
             Insurance Company and American Re-Insurance Company.*
   10.12     Form of Escrow Agreement between Old Guard Group, Inc., Hopper Soliday & Co., Inc. and Dauphin Deposit
             Trust Company*
   23.1      Consent of Coopers & Lybrand L.L.P.
   23.3      Consent of Berwind Financial Group, L.P.
   23.4      Consent of Stevens & Lee (contained in Exhibit 5)*
   23.5      Consent of Stevens & Lee*
   24        Power of Attorney (contained on signature page)*
   27        Amended Financial Data Schedule*
   99.1      Final Appraisal of Old Guard Mutual Insurance Company, Old Guard Mutual Fire Insurance Company and
             Goschenhoppen-Home Mutual Insurance Company by Berwind Financial Group, L.P.
   99.2      Stock Order Form*
   99.3      Question and Answer Brochures*
   99.4      Letters to prospective purchasers*
   99.5      Old Guard Mutual Insurance Company Policyholder Information Statement*
   99.6      Old Guard Fire Mutual Insurance Company Policyholder Information Statement*
   99.7      Goschenhoppen-Home Mutual Insurance Company Policyholder Information Statement*
   99.8      Opinion of Berwind Financial Group, L.P.*


------
* Previously filed.